UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 23, 2012, the Compensation Committee of the Board of Directors of Farmer Bros. Co., a Delaware corporation (the “Company”), approved base salaries for the Company’s executive officers for the fiscal year ending June 30, 2013, as follows:

Name	Title	Fiscal 2013 Annual Base Salary	Fiscal 2012 Annual Base Salary (1)	Fiscal 2012 Annual Base Salary Percentage Change
Michael H. Keown	President and Chief Executive Officer	$475,000	$475,000	—%
Jeffrey A. Wahba (2)	Treasurer and Chief Financial Officer	$350,000	$350,000	—%
Mark A. Harding	Senior Vice President of Operations	$256,250	$250,000	2.5%
Thomas W. Mortensen	Senior Vice President of Route Sales	$256,250	$250,000	2.5%
Hortensia R. Gómez	Vice President, Controller and Assistant Treasurer	$200,000	$184,500	8.4%

(1)	Base salary as of the end of fiscal 2012.

(2)
As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2012, pursuant to the terms of the Second Amended and Restated Employment Agreement, effective as of February 13, 2012, between the Company and Mr. Wahba, Mr. Wahba will receive a base salary of $350,000 per annum through December 31, 2012. On January 1, 2013, his annual base salary will revert to $305,000 unless otherwise mutually agreed.

The increase in base salaries for Messrs. Harding and Mortensen and Ms. Gómez will be effective October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2012

FARMER BROS. CO.

By:	/s/ Jeffrey A. Wahba
Jeffrey A. Wahba
Treasurer and Chief Financial Officer